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                                                                EXHIBIT 10.11


                           THIRD AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                         FRANKLIN HOLDING COMPANY, INC.

1        NAME. The name of the corporation is:

                           Franklin Holding Company, Inc.

2 REGISTERED ADDRESS. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3        PURPOSE. The nature of the business or purposes to be conducted or promoted is:

             To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4        AUTHORIZED CAPITAL. The total number of shares of stock which the corporation shall have authority to issue is One Million Thirty Six Thousand Four Hundred Fifty (1,036,450) shares: consisting of Two Hundred Ten (210,000) shares of Class A Voting Common Stock having a par value of Ten Cents ($.10) per share amounting, in the aggregate, to Twenty-One Thousand Dollars ($21,000); Eight Hundred Thousand (800,000) shares of Class B Non-Voting Common Stock having a par value of Ten Cents ($.10) per share amounting, in the aggregate, to Eighty Thousand Dollars ($80,000); and Twenty Six Thousand Four Hundred Fifty (26,450) shares of preferred stock (hereinafter referred to as

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"Preferred Stock") having a par value of One Hundred Dollars ($100.00) per share amounting, in the aggregate, to Two Million Six Hundred Forty Five Thousand Dollars ($2,645,000), divided into Ten Thousand (10,000) shares of Series A Convertible Redeemable Preferred Stock (hereinafter referred to as "Series A Preferred Stock") and Sixteen Thousand Four Hundred Fifty (16,450) shares of Series B Cumulative Redeemable Preferred Stock (hereinafter referred to as "Series B Preferred Stock"). All series of Preferred Stock shall constitute one class of Preferred Stock. All shares of Preferred Stock originally issued prior to December 1, 1997 without denomination shall hereby be denominated Series A Preferred Stock. The term "Common Stock" refers collectively to the Class A Voting Common Stock and the Class B Non-Voting Common Stock.

5        COMMON STOCK.

5.1 Voting. The shares of each class of Common Stock shall be identical with each other in every respect except that the shares of Class A Voting Common Stock shall entitle the holders thereof to one (1) vote for each share upon all matters upon which stockholders have the right to vote; and the shares of Class B Non-Voting Common Stock shall be non-voting stock. The holders of voting Class A Voting Common Stock shall not be permitted to cumulate their votes for the election of directors.

5.2 Dividends. Prior to the occurrence of a Conversion Event (as defined in Paragraph 7.4.3) and for so long as any shares of Series B Preferred Stock are issued and outstanding, the dividend paid on the Common Stock or any class of Common Stock shall not exceed $0.50 per share per annum. Moreover, no dividend shall be paid on the Common Stock or any class of Common Stock prior to January 1, 2000. Payment of dividends on the Common Stock or any class of the Common Stock shall also be subject to Paragraph 7.1.3 and Paragraph 8.1.4.

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6        PREFERRED STOCK. The express terms and provisions applicable to all series of Preferred Stock, subject to the additional terms and provisions contained in Paragraph 7 hereof applicable to shares designated as Series A Preferred Stock, and the additional terms and provisions contained in Paragraph 8 hereof applicable to shares designated as Series B Preferred Stock, are as follows:

6.1 Rank. The Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank (a) prior to all series or classes of Common Stock of the corporation, (b) on the same level as any Parity Stock, and (c) prior to any other series or class of the corporation's stock. All equity securities of the corporation (i) which rank below the Preferred Stock are collectively referred to herein as "Junior Stock," and those
(ii) which would rank on a parity with the Preferred Stock are collectively referred to herein as "Parity Stock," and those (iii) which would rank senior to the Preferred Stock are collectively referred to herein as "Senior Stock." For so long as any shares of Preferred Stock remain issued and outstanding, no class of Senior Stock may be authorized or issued by the corporation, nor may the Certificate of Incorporation be amended so as to eliminate or modify this prohibition. Moreover, for so long as any shares of Preferred Stock remain issued and outstanding, no class or series of Parity Stock may be authorized or issued by the corporation, except by an amendment to the Articles of Incorporation adopted in the manner specified in Paragraph 6.2.2 hereof.

6.2      Voting.

6.2.1 The holders of record of shares of Preferred Stock shall not be entitled to any voting rights, except as required by applicable law or as hereinafter provided in Paragraph 6.2.2.

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6.2.2             Without the affirmative vote or consent of the holders of a majority of the outstanding shares of Preferred Stock voting as a separate class without regard to series, and of the holders of a majority of the outstanding shares of the Class A Voting Common Stock; the corporation will not amend, alter or repeal the corporation's Certificate of Incorporation to materially adversely affect the powers, rights or preferences of the Preferred Stock as set forth herein or to approve any class or series of Parity Stock. Nothing in this Paragraph 6.2.2 shall restrict the corporation from creating, or require the consent of holders of Preferred Stock to the creation and issuance of, any other capital stock of the corporation ranking junior to the Preferred Stock, and any such increase, creation or issuance shall not be deemed to materially and adversely affect the powers, rights and preferences of the Preferred Stock.

6.3 Non-assessable Status of Preferred Stock. All the shares of Preferred Stock for which the full consideration determined by the corporation's Board of Directors (which shall be not less than the par value of such shares) has been paid or delivered, in cash or property in accordance with the resolutions of the corporation's Board of Directors authorizing the issuance of such shares, shall be deemed fully paid stock and the holders of such shares shall not be liable for any further call or assessment or any other payment thereon.

6.4 Liquidation Rights. If the corporation is voluntarily or involuntarily dissolved, liquidated or its affairs wound up, after payment or provision for payment of the debts and other liabilities of the corporation, the holders of the Preferred Stock then outstanding shall be entitled to receive, out of the net assets of the corporation, an amount (the "Liquidation Preference Value") equal to the Series A Redemption Price (as hereafter defined) and the Series B Redemption Price (as hereafter defined), as applicable, payable pro rata, before any payment is made or

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any assets of the corporation distributed or paid over to the holders of any
Junior Stock. The holders of Preferred Stock shall not be entitled to receive any further amounts in respect of any dissolution, liquidation, or winding up of the affairs of the corporation, or any other distribution of assets, after payment in full of the Liquidation Preference Value therefor.

7        SERIES A PREFERRED STOCK. The following are additional terms and provisions applicable to shares designated as Series A Preferred Stock.

7.1      Dividends.

7.1.1 From and after January 1, 2000 until the date on which Mercer Mutual Insurance Company, or its assignee, purchases from the holders thereof 5,000 shares of the issued and outstanding shares of Series A Preferred Stock (the "Purchase Date"), the holders of Series A Preferred Stock shall be entitled to receive dividends, when, as and if declared by the corporation's Board of Directors, out of funds legally available for the payment of dividends, at the rate of $5.00 per share per annum. Such entitlement to receive dividends shall not be cumulative. After the Purchase Date, the holders of Series A Preferred Stock shall not be entitled to receive dividends, but the Board of Directors may declare dividends on the Series A Preferred Stock in its sole and absolute discretion. However, if and whenever, a cash dividend is paid on the Series B Preferred Stock, then a cash dividend must be declared and paid on the Series A Preferred Stock on a pari passu basis. Payment of a dividend on the Series A Preferred Stock shall not be compulsory in the event that a dividend is declared on the Series B Preferred Stock and is paid by the issuance of additional shares of Series B Preferred Stock.

7.1.2 Notwithstanding anything contained herein to the contrary, the Board of Directors shall not declare or pay any cash dividends on shares of

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Series A Preferred Stock if any agreement, instrument or debenture relating to indebtedness of the corporation prohibits such declaration or payment or provides that such declaration or payment would constitute a breach thereof or a default thereunder, provided, however, that nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the corporation to pay, any dividends on shares of the Series A Preferred Stock at any time, whether permitted by any of such agreements or not.

7.1.3 Holders of shares of the Series A Preferred Stock shall be entitled to receive the dividends provided for in Paragraph 7.1.1 hereof in preference to and in priority over the payment of any dividends upon any of the Junior Stock. Holders of shares of Series A Preferred Stock shall at no time have any other right to further dividends of any kind.

7.1.4 The corporation shall not (A) declare, pay or set apart for payment any dividend on any Junior Stock or make any payment on account of, or set apart for payment, money for a sinking or other similar fund, for the purchase, redemption or other retirement of any Junior Stock or any warrants, rights, calls or options exercisable for or convertible into Junior Stock, or
(B) make any distribution in respect of any Junior Stock, either directly or indirectly, other than distributions or dividends in Junior Stock to the holders of Junior Stock, respectively, or (C) permit any corporation in which the corporation owns directly or indirectly a majority of the outstanding shares of capital stock, to purchase or redeem any Junior Stock or any warrant, rights, calls or options exercisable for or convertible into Junior Stock, unless in each such case the corporation has paid the dividend provided for in Paragraph 7.1.1 for such year.

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7.2      Voluntary Redemption.

7.2.1 The Series A Preferred Stock may be redeemed by the corporation, to the extent funds are legally available therefor, for cash on the first business day following April 1 of any year subsequent to the year 2004 (any such date being hereinafter referred to as a "Series A Redemption Date"), either as a series or ratably from time to time, upon notice as hereinafter provided, at a price per share calculated in accordance with Paragraph 7.2.2, .

7.2.2 The Series A Redemption Price shall be an amount equal to the sum of: (i) the par value of a share of Series A Preferred Stock, (ii) interest at the rate of 2% per annum compounded annually from the Purchase Date to and including the Series A Redemption Date, and (iii) the amount, if any, of declared and unpaid dividends per share on the shares of Series A Preferred Stock to be redeemed (such aggregate amount per share being hereinafter referred to as the "Series A Redemption Price").

7.2.3 If less than all outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be redeemed ratably in integral multiples of 100 shares.

7.2.4 Notice of redemption of the Series A Preferred Stock shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to a Series A Redemption Date, to each holder of record of shares to be redeemed at such holder's address as the same appears on the stock register of the corporation. Each such notice shall state: (i) the applicable Series A Redemption Date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (iii) the Series A Redemption Price; and

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(iv) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price.

7.2.5 Notice having been mailed as aforesaid, from and after the Series A Redemption Date (unless corporation shall default in making payment of the Series A Redemption Price of the Series A Preferred Stock called for redemption) dividends on the shares of Series A Preferred Stock so called for redemption shall cease, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Series A Preferred Stock, and shall not be reissued as shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the Series A Redemption Price) shall cease. Upon surrender of the certificates for any shares so redeemed in accordance with said notice the corporation shall pay the Series A Redemption Price for such redeemed shares and same shall then be canceled. In the event fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

7.2.6 The former holders of any Series A Preferred Stock that was redeemed within the 18 month period preceding a Conversion Event (other than a Conversion Event described in clause (i) of Paragraph 7.4.3) shall be entitled to a payment by the corporation, with respect to each share of Series A Preferred Stock so redeemed, of an amount equal to the difference between the Series A Redemption Price received for such Series A Preferred Stock and the amount or value which would have been received or receivable by such holder upon the consummation of the Conversion Event (assuming for this purpose that the Series A Preferred Stock had not been redeemed and had instead been converted at

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the Conversion Ratio into Class B Non-Voting Common Stock within the 20 day period following the Conversion Event).

7.3      Mandatory Repurchase.

7.3.1 Any holder of Series A Preferred Stock, by giving at least 120 days prior written notice to the corporation as hereinafter provided, may require that such holder's Series A Preferred Stock be repurchased by the corporation, in whole and not in part, to the extent funds are legally available therefor, for cash on the first business day following September 3 of any year beginning with the year 2007 but prior to the year 2011 (any such date being hereinafter referred to as a "Series A Repurchase Date") at a price per share calculated in accordance with Paragraph 7.3.2.

7.3.2             The Series A Repurchase Price shall be an amount equal to:
(i) the par value of a share of Series A Preferred Stock, (ii) interest at the rate of 2% per annum compounded annually from the Purchase Date to and including the Series A Repurchase Date, and (iii) the amount, if any, of declared and unpaid dividends per share on the shares of Series A Preferred Stock to be redeemed, (such aggregate amount per share being hereinafter referred to as the "Series A Repurchase Price").

7.3.3 A notice demanding redemption of Series A Preferred Stock shall be sent to the attention of the President of the corporation by first class mail, postage prepaid, return receipt requested. Such notice shall state the applicable Series A Repurchase Date and shall be accompanied by the certificates for the shares to be repurchased, duly endorsed for transfer to the corporation.

7.3.4 Notice having been mailed as aforesaid, from and after the Series A Repurchase Date (unless the corporation shall default in making payment

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of the Series A Repurchase Price therefor) dividends on the shares of Series A
Preferred Stock so called for redemption shall cease, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Series A Preferred Stock, and shall not be reissued as shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the Series A Repurchase Price) shall cease. On the Series A Repurchase Date, the corporation shall pay the Series A Repurchase Price for such repurchased shares and same shall then be canceled.

7.3.5 Once a repurchase notice has been issued to the corporation (unless the corporation shall default in making payment of the Series A Repurchase Price), the Shares of Series A Preferred Stock that are the subject of such notice shall no longer be eligible for conversion to Class B Non-Voting Common Stock.

7.4      Optional Conversion.

7.4.1 "Fundamental Transactions" means a merger or consolidation of the corporation or of its insurance company subsidiary ("Subsidiary") with or into any other corporation or sale or conveyance of all or substantially all of the assets of the corporation or of its Subsidiary for cash, securities or other property.

7.4.2 The corporation shall give notice to each holder of record of Series A Preferred Stock at least 30 days prior to consummation of any Fundamental Transaction, except a consolidation or merger in which the corporation or its Subsidiary is the surviving corporation.

7.4.3 "Conversion Event" means either a registration, which becomes effective, of any class of securities of the corporation, or of the

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Subsidiary, under the Securities Act of 1933, as amended, or the issuance by the corporation of any notice which either: (i) calls any Series A Preferred Stock for redemption or (ii) declares that the corporation or its Subsidiary will consummate a Fundamental Transaction as to which notice is required to be given under Paragraph 7.4.2.

7.4.4 Within the 20 day period following a Conversion Event, each share of Series A Preferred Stock (other than Series A Preferred Stock which is the subject of Paragraph 7.3.5) may be converted at the option of the holder into 10 shares of Class B Non-Voting Common Stock ("Conversion Ratio"). The conversion rights of Series A Preferred Stock called for redemption, expire on the close of business on the tenth day before the Series A Redemption Date, unless the corporation defaults in making payment of the Series A Redemption Price of the shares called for redemption. Furthermore, the conversion rights of Series A Preferred Stock expire on the close of business on the twentieth day following the issuance of a notice by the corporation declaring that the corporation or its Subsidiary will consummate a Fundamental Transaction (other than a consolidation or merger in which the corporation or the Subsidiary is the surviving corporation), unless the Fundamental Transaction described in the notice is in fact not consummated within 180 days following the issuance of such notice.

7.4.5 Any holder of shares of Series A Preferred Stock electing to convert such shares or any portion thereof shall deliver the certificates therefor, with a notice of election to convert, fully completed and duly executed, to the principal executive office of the corporation or, if a transfer agent is named by the corporation for the Class B Non-Voting Common Stock, to the principal office of the transfer agent. The conversion right with respect to any such shares of Series A Preferred Stock shall be deemed to have been exercised at the date upon

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which the certificates therefor with such notice of election duly executed shall have been so delivered, and the person or persons entitled to receive the Class
B Non-Voting Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class B Non-Voting Common Stock upon said date.

7.4.6 The corporation shall not issue fractional shares of Class B Non-Voting Common Stock upon conversion of shares of Series A Preferred Stock. Instead of any fractional share of Class B Non-Voting Common Stock which would otherwise be issuable upon conversion of any share or shares of Series A Preferred Stock, the corporation shall deliver to the holder a check in an amount equal to the fraction of the Series A Preferred Stock not converted multiplied by the par value thereof.

7.4.7 If a holder converts shares of Series A Preferred Stock, the corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Class B Non-Voting Common Stock upon the conversion. The holder, however, shall pay any such tax which is due because the shares are issued in a name other than the name of such holder.

7.4.8 The corporation shall reserve out of its authorized but unissued Class B Non-Voting Common Stock or its Class B Non-Voting Common Stock held in treasury enough shares of Class B Non-Voting Common Stock to permit the conversion of all of the shares of Series A Preferred Stock. The corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized amount of its Class B Non-Voting Common Stock if at any time the authorized amount of its Class B Non-Voting Common Stock remaining unissued shall not be sufficient to permit the conversion of all shares of Series A Preferred Stock at the time outstanding. In order that the

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corporation may issue shares of Class B Non-Voting Common Stock upon conversion of shares of Series A Preferred Stock, the corporation will use its best efforts to comply with all applicable federal and state securities laws relating to such issuance or shall have obtained appropriate exemptions therefrom. All shares of Class B Non-Voting Common Stock which may be issued upon conversion of the shares of Series A Preferred Stock shall be validly issued, fully paid and nonassessable.

7.5 Stock Dividends: Stock Splits, Reverse Stock Splits. In case the corporation shall either pay a dividend with respect to any Junior Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock, or combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock (any one of which actions is herein referred to as an "Adjustment Event"), then the Conversion Ratio shall be adjusted so that the holders of Series A Preferred Stock shall thereafter be entitled to receive the number of shares of Class B Non-Voting Common Stock that such holders would have been entitled to receive had the Series A Preferred Stock been converted into Class B Non-Voting Common Stock immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such Adjustment Event.

8        SERIES B PREFERRED STOCK. The following are additional terms and provisions applicable to shares designated as Series B Preferred Stock.

8.1      Dividends.

8.1.1 Until the Purchase Date, the holders of the shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the

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corporation's Board of Directors, out of funds legally available for the payment of dividends, cumulative dividends at the annual rate of $5.00 per share per annum. Such dividends shall be payable in equal quarterly payments on each March 31, June 30, September 30, and December 31, commencing with March 31, 1998 (each of such dates being a "dividend payment date"), in preference to dividends and any Junior Shares. Such dividends shall be paid to the holders of record at the close of business on the date specified by the corporation's Board of Directors at the time such dividend is declared. Each of such quarterly dividends shall be fully cumulative and shall accrue (whether or not declared and whether or not there shall be funds legally available for the payment of dividends, at the annual rate of 5% (five per cent) compounded quarterly) from the first day of the quarterly period in which such dividend may be payable as herein provided, except that with respect to the period prior to the first dividend payment date, dividends shall accrue from the date of issuance of Series B Preferred Stock.
Any dividends paid on the Series B Preferred Stock shall be deemed to be paid with respect to the earliest dividend payment dates for which cumulative dividends have not been paid in full. All references to accrued dividends shall be calculated in accordance with this paragraph. From and after the Purchase Date, dividends on the Series B Preferred Stock shall be declared in the sole and absolute discretion of the Board of Directors.

8.1.2 Except as provided in Paragraph 8.1.3, any dividends that accrue may be paid at the option and in the sole discretion of the corporation's Board of Directors in cash or, in whole or in part by issuing additional fully-paid and nonassessable shares of Class B Preferred Stock, or fractions thereof, such that the Liquidation Preference Value of such additional shares of Series B Preferred Stock, plus the amount of cash dividends, if any, paid together therewith, shall constitute payment at the full amount of such dividends. If the corporation's Board

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of Directors elects to pay any dividends in part in cash and in part by the issuance of additional shares of Series B Preferred Stock, the proportion of such cash paid and additional shares issued with respect to each outstanding share of Series B Preferred Stock shall be the same. In no event shall an election by the corporation's Board of Directors to pay dividends, in full or in part, in cash or through the issuance of additional shares of Series B Preferred Stock with respect to any dividends preclude the corporation's Board of Directors from electing either such alternative in respect of payment of subsequent dividends. All dividends paid pursuant to this paragraph shall be paid pro rata to the holders entitled thereto.

8.1.3 Dividends on the Series B Preferred Stock must be paid in cash whenever a dividend is paid on the Series A Preferred Stock (on a pari passu basis).

8.1.4 Holders of shares of the Series B Preferred Stock shall be entitled to receive the dividends provided for in Paragraph 8.1.1 in preference to and in priority over the payment of any dividends upon any of the Junior Stock. Holders of shares of Series B Preferred Stock shall at no time have any other right to further dividends of any kind.

8.2      Voluntary Redemption.

8.2.1 All, but not less than all, of the Series B Preferred Stock may be redeemed by the corporation for cash to the extent funds are legally available therefor, at any time designated by the corporation ("Series B Redemption Date"), upon notice as hereinafter provided, at an aggregate amount ("Series B Redemption Price") equal to $1,615,930 [$1,000,000 + 15% per annum compounded annually through the Purchase Date assumed to be May 31, 2001]

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plus an additional amount equal to 7.5% per annum compounded annually from the
Purchase Date through Series B Redemption Date.

8.2.2 Notice of redemption of the Series B Preferred Stock shall be given by first class mail, postage prepaid, mailed not less than 30 days prior to the Series B Redemption Date, to each holder of record of shares to be redeemed at such holder's address as the same appears on the stock register of the corporation. Each such notice shall state: (i) the Series B Redemption Date; (ii) the number of shares of Series B Preferred Stock to be redeemed from such holder; (iii) the Series B Redemption Price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price.

8.2.3 Notice having been mailed as aforesaid, from and after the Series B Redemption Date (unless corporation shall default in making payment of the Series B Redemption Price of the Series B Preferred Stock called for redemption) dividends on the shares of Series B Preferred Stock so called for redemption shall cease, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Series B Preferred Stock, and shall not be reissued as shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the corporation (except the right to receive from the corporation the Series B Redemption Price) shall cease. Upon surrender of the certificates for any shares so redeemed in accordance with said notice the corporation shall pay the Series B Redemption Price for such redeemed shares and same shall then be canceled.

8.3 Mandatory Repurchase. The corporation shall repurchase all of the issued and outstanding shares of the Series B Preferred Stock on September 3, 2007 for cash, to the extent that funds are legally available therefor, at an aggregate amount ("Series B Redemption Price") equal to $1,615,930 [$1,000,000 + 15% per annum

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compounded annually through the Purchase Date assumed to be May 31, 2001] plus an additional amount equal to 7.5% per annum compounded annually from the Purchase Date through the Series B Redemption Date. The corporation also shall be obligated to repurchase all of the issued and outstanding shares of the Series B Preferred Stock at repurchase price calculated as aforesaid in the event of (i) any redemption or repurchase of Series A Preferred Stock (on a pro rata basis with the redemption or repurchase of any Series A Preferred Stock being redeemed or repurchased at such time, based on their relative Liquidation Preference Values), (ii) a change of the voting control of the corporation or the Subsidiary on or after June 30, 2001 or a merger, consolidation or substantial disposition of assets out of the ordinary course of the insurance business in respect of the corporation or the Subsidiary, or (iv) a transfer by the corporation of any ownership interest in the Subsidiary.

9        SHARE EXCHANGE. The following are additional terms applicable to the exchange of shares of Series A Preferred Stock, Class B Non-Voting stock and Series B Preferred Stock upon a conversion of Mercer Mutual Insurance Company ("Mercer") from the mutual form of organization to the stock form of organization.

9.1 In the event of a conversion of Mercer from the mutual form of organization to the stock form of organization, including the simultaneous acquisition of Mercer by a publicly traded holding company sponsored by Mercer (the "Mercer-Sponsored Acquirer"), or similar transaction (collectively, a "Conversion"), the holders of Series A Preferred Stock shall have the right to exchange any and all of the shares of Series A Preferred Stock for such number of shares ( the "Exchange Shares") of registered voting common stock of Mercer or the Mercer-Sponsored Acquirer (the "Share Exchange") as determined in accordance with this Section 9.1, by notifying Mercer of their intent on or before the later of the 30th day after

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the date of : (i) a final prospectus forming a part of a registration statement declared effective under the Securities Act of 1933, as amended, or (ii) any supplement to such prospectus. In exchange for shares of Series A Preferred Stock, the holders of Series A Preferred Stock shall receive, and Mercer shall or Mercer shall cause the Mercer-Sponsored Acquirer to issue to each holder of Series A Preferred Stock, for each share of Series A Preferred Stock held by such holder, such number of Exchange Shares as equals the Series A Redemption Price as of the date of the Conversion, divided by the initial price to the public of the common stock of Mercer or the Mercer-Sponsored Acquirer. If any holder of Series A Preferred Stock fails to provide timely notice of intent or indicates in such notice that such holder of Series A Preferred Stock does not intend to exercise the right to the Share Exchange, Mercer shall have the right to compel the Share Exchange, by providing written notice thereof to any or all holders of Series A Preferred Stock not later that 60 days prior to the closing of the Conversion. In such event, the holders of Series A Preferred Stock shall cooperate in the Share Exchange by executing such documents and taking such other actions, in a timely manner, as may be required to complete the Share Exchange simultaneously with the closing of the Conversion.

9.2 In the event of a Conversion, the holders of Class B Non-Voting Stock issued pursuant to the Conversion shall have the right to exchange any and all of the shares of Class B Non-Voting Stock issued pursuant to the Conversion for such number of Exchange Shares as determined in accordance with this Section 9.2, by notifying Mercer of their intent on or before the later of the 30th day after the date of : (i) a final prospectus forming a part of a registration statement declared effective under the Securities Act of 1933, as amended, or
(ii) any supplement to such prospectus. In exchange for shares of Class B Non-Voting Stock, the holders of Class B Non-Voting Stock shall receive, and Mercer shall or Mercer shall cause

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

the Mercer-Sponsored Acquirer to issue to each holder of Class B Non-Voting Stock, for each share of Class B Non-Voting Stock held by such holder, such number of Exchange Shares as equals $10 divided by the initial price to the public of the common stock of Mercer or the Mercer-Sponsored Acquirer. If any holder of Class B Non-Voting Stock fails to provide timely notice of intent or indicates in such notice that such holder of Class B Non-Voting Stock does not intend to exercise the right to the Share Exchange, Mercer shall have the right to compel the Share Exchange, by providing written notice thereof to any or all holders of Class B Non-Voting Stock not later that 60 days prior to the closing of the Conversion. In such event, the holders of Class B Non-Voting Stock shall cooperate in the Share Exchange by executing such documents and taking such other actions, in a timely manner, as may be required to complete the Share Exchange simultaneously with the closing of the Conversion.

9.3 In the event of a Conversion, the holders of Series B Preferred Stock shall have the right to exchange any and all of the shares of Series B Preferred Stock for Exchange Shares as determined in accordance with this Section 9.3, by notifying Mercer of their intent on or before the later of the 30th day after the date of : (i) a final prospectus forming a part of a registration statement declared effective under the Securities Act of 1933, as amended, or (ii) any supplement to such prospectus. In exchange for shares of Series B Preferred Stock, the holders of Series B Preferred Stock shall receive, and Mercer shall or Mercer shall cause the Mercer-Sponsored Acquirer to issue to each holder of Series B Preferred Stock, for each share of Series B Preferred Stock held by such holder, such number of Exchange Shares as equals (i) the Series B Redemption Price, as of the date of the Conversion, divided by (ii) the initial price to the public of the common stock of Mercer or the Mercer-Sponsored Acquirer. If any holder of Series B Preferred Stock fails to provide timely notice of intent or indicates in such notice that such

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

holder of Series B Preferred Stock does not intend to exercise the right to the Share Exchange, Mercer shall have the right to compel the Share Exchange, by providing written notice thereof to any or all holders of Series B Preferred Stock not later that 60 days prior to the closing of the Conversion. In such event, the holders of Series B Preferred Stock shall cooperate in the Share Exchange by executing such documents and taking such other actions, in a timely manner, as may be required to complete the Share Exchange simultaneously with the closing of the Conversion.

10       INCORPORATORS. The name and mailing address of each incorporator is as follows:

NAME                                                    MAILING ADDRESS
----                                                    ---------------
M. A. Brzoska                                      Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801

L. J. Vitalo                                       Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801

D. M. Dembkowski                                   Corporation Trust Center
                                                   1209 Orange Street
                                                   Wilmington, Delaware 19801

11       DURATION. The corporation is to have perpetual existence.

12       BY-LAWS. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

13       MISCELLANEOUS. Election of directors need not be by written ballot unless the by-laws of the corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in

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

the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

14       AMENDMENTS. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the statute, and all rights conferred upon stockholders herein are granted subject to this reservation, except to the extent herein otherwise expressly provided.

15       DIRECTOR'S LIABILITY. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

16       EFFECTIVE DATE: The effective date of this Third Amended and Restated
Certificate of Incorporation and of the amendment[s] herein certified shall be the date of filing.

Signed on

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

                                     FRANKLIN HOLDING COMPANY, INC.


                                     /s/ H. Thomas Davis
                                     ___________________________________________
                                     H. Thomas Davis, President

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